Exhibit 99.1

Concho Resources Announces Management Changes

MIDLAND, Texas--(BUSINESS WIRE)--Feb. 28, 2012-- Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today announced that Steven H. Pruett is joining the Company as Senior Vice President of Corporate Development. In this role, Mr. Pruett will be responsible for the Company’s business development, capital markets and investor relations functions. Mr. Pruett has over 20 years of oil and gas experience in the Permian Basin, most recently serving as President and Chief Financial Officer of Legacy Reserves since its founding in 2005. In addition, he has previously served as President and Chief Executive Officer of First Permian from 2001 until its sale in 2002 and as President and Chief Executive Officer of First Reserve Oil & Gas Co from 1995 until 2000. Mr. Pruett has a Bachelor of Science in Petroleum Engineering from the University of Texas and a Masters of Business Administration from Harvard Business School.

In addition, Jack F. Harper, Concho’s Senior Vice President and Chief of Staff, has informed the Board of Directors that he intends to retire effective December 31, 2012.

Tim Leach, Concho’s Chairman, Chief Executive Officer and President, commented, “I am very pleased to have a recognized leader in the oil and gas community like Steve join our team. His petroleum engineering background coupled with his extensive experience in leading Permian Basin-focused companies will be a tremendous asset. With Steve’s presence added to our existing management team and employees, I am confident that Concho is well positioned for continued success.”

Jack Harper, the Company’s Senior Vice President and Chief of Staff, commented, “It is not an easy decision to retire, but I am grateful that Concho’s success has made this possible. While I will miss the daily interactions with my friends and colleagues at Concho and the investment community, I am looking forward to this new chapter in my life, including spending more time with my family and giving back to the community. I am extremely proud of the work we have done at Concho over the last four years as a public company and remain enthusiastic about the Company’s prospects for the future.”

Tim Leach continued, “Jack was a key member of the team that took Concho public in 2007 and has played a significant role in the Company’s growth since then. While I am sorry to see Jack leave us, I am happy that he will be able to spend more time with his family in the coming years. For the rest of 2012, he will continue to serve as an officer of the Company and work closely with Steve to ensure his smooth transition onto the Concho team.”

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit Concho’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future financial position, liquidity and capital resources, operations, performance, production growth, acquisitions, returns, capital expenditure budgets, oil and natural gas reserves, number of identified drilling locations, drilling program, derivative activities, costs and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s most recent Form 10-K and 10-Q filings and risks relating to declines in the prices we receive for our oil and natural gas; uncertainties about the estimated quantities of reserves; risks related to the integration of acquired assets; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity; risks related to the concentration of our operations in the Permian Basin; the results of our hedging program; weather; litigation; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to replace reserves and economically develop our current reserves; competition in the oil and natural gas industry; our existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Source: Concho Resources Inc.

Concho Resources Inc.

Price Moncrief, 432-683-7443

Director, Corporate Development